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                                                                      Exhibit 16

[Packer, Thomas & Co. letterhead]







May 4, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 11 of Amendment No. 1 to Registration Statement No. 333-47957 on Form S-1 of United Community Financial Corp. dated May 6, 1998, as it relates to "Change in Accountants."

Very truly yours,



PACKER, THOMAS & CO.